UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 27, 2013

REGADO BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35953	03-0422069
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Mountain Boulevard, Basking Ridge, New Jersey	07920
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (908) 580-2100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment and Restatement of Certificate of Incorporation

On August 27, 2013, Regado Biosciences, Inc., a Delaware corporation (the “Company”) filed an amended and restated certificate of incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware in connection with the closing of the Company’s initial public offering of shares of its common stock. The Company’s board of directors and stockholders previously approved the Restated Certificate effective as of and contingent upon the closing of the Company’s initial public offering.

The Restated Certificate amends and restates the Company’s certificate of incorporation in its entirety to, among other things: (i) provide for 500,000,000 authorized shares of common stock; (ii) eliminate all references to the previously existing series of preferred stock; (iii) authorize 1,000,000 shares of undesignated preferred stock that may be issued from time to time by the Company’s board of directors in one or more series; (iv) establish a classified board of directors, divided into three classes, each of whose members will serve for staggered three-year terms; (v) provide that directors may be removed from office only for cause and only upon the affirmative vote of the holders of at least 75% of the votes that all of the Company’s stockholders would be entitled to cast in an annual election of directors; (vi) provide that any vacancy on the Company’s board of directors, including a vacancy resulting from an enlargement of its board of directors, may be filled only by vote of a majority of directors then in office; and (vii) eliminate the ability of the Company’s stockholders to take action by written consent in lieu of a meeting and call special meetings of stockholders.

The foregoing description of the amendments made by the Restated Certificate is qualified by reference to the Restated Certificate, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Amendment and Restatement of Bylaws

Effective as of August 27, 2013, the Company adopted amended and restated bylaws (the “Restated Bylaws”) in connection with the closing of the Company’s initial public offering of shares of its common stock. The Company’s board of directors and stockholders previously approved the Restated Bylaws effective as of and contingent upon the closing of the Company’s initial public offering. A copy of the Restated Bylaws is attached herewith as Exhibit 3.2 and is incorporated herein by reference.

The Amended and Restated By-Laws amend and restate the Company’s by-laws in their entirety to, among other things: (i) eliminate the ability of the Company’s stockholders to take action by written consent in lieu of a meeting and call special meetings of stockholders; (ii) establish procedures relating to the presentation of stockholder proposals at stockholder meetings; (iii) establish procedures relating to the nomination of directors; and (iv) conform to the amended provisions of the Restated Certificate.

The foregoing description of the amendments made in the Amended and Restated By-Laws is qualified by reference to the Amended and Restated By-Laws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Regado Biosciences, Inc.

3.2	Amended and Restated Bylaws of Regado Biosciences, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGADO BIOSCIENCES, INC.

By:	/s/ David J. Mazzo, Ph.D.
Name:	David J. Mazzo, Ph.D.
Title:	President and Chief Executive Officer

Date: September 3, 2013